Exhibit 99.1

For Immediate Release

Contact: Irene Smith

813-749-2102

Ismith@cryo-cell.com

CRYO-CELL RECEIVES ACCEPTANCE OF COMPLIANCE PLAN FROM NYSE AMERICAN

OLDSMAR, FL. – May 8, 2026 – Cryo-Cell International, Inc. (NYSE American LLC: CCEL) (the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, announced that the NYSE American LLC (the “NYSE American) has accepted the Company’s previously submitted plan to regain compliance with continued listing standards.

As previously disclosed on March 12, 2026, the Company was notified that it was not in compliance with Section 1003 (a) of the NYSE American Company Guide because the Company reported (i) a stockholders’ deficit as of November 30, 2025, and (ii) net losses in two of its three most recent fiscal years ended November 30, 2023, November 30, 2024 and November 30, 2025.

On April 8, 2026, the Company submitted a plan to address these deficiencies. NYSE Regulation has reviewed and accepted the plan, granting Cryo-Cell a compliance period through September 9, 2027 (the “Plan Period”). During this time, the Company’s common stock will continue to be listed and traded on NYSE American, subject to ongoing review and adherence to the plan’s initiatives.

There can be no assurance that the Company will be able to regain compliance with the NYSE American continued listing standards by the September 9, 2027, Plan Period deadline. If the Company fails to regain compliance by such date or fails to make progress consistent with the accepted compliance plan during the Plan Period, the NYSE American may initiate delisting proceedings.

About Cryo-Cell International, Inc.

Founded in 1989, Cryo-Cell International, Inc. is the world’s first private cord blood bank. The Company, together with its global affiliates, stores more than 250,000 cord blood and cord tissue specimens for the exclusive benefit of newborn babies and their families. In addition to its private bank, Cryo-Cell International, Inc. has a public banking program in partnership with Duke University. Cryo-Cell’s public bank has provided cord blood for more than 900 transplants and operates a cord blood donation site at one of the country’s most prominent hospitals, Cedars–Sinai Hospital in Los Angeles, California. Cryo-Cell’s facility is FDA-registered, cGMP-/cGTP-compliant, and licensed in all states requiring licensure. In addition to AABB accreditation as a cord blood facility, Cryo-Cell was the first U.S. private (family-use) cord blood bank to receive FACT accreditation for adhering to the most stringent cord blood quality standards set by any internationally recognized, independent accrediting organization. Cryo-Cell holds exclusive rights to PrepaCyte-CB, the industry’s most advanced cord blood processing technology. Cryo-Cell’s mission is to provide clients with the premier cord blood and cord tissue cryopreservation service and to aid in the advancement of regenerative medicine.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act

of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. These forward-looking statements involve risks and uncertainties and reflect only our current views, expectations and assumptions with respect to future events and our future performance. If risks or uncertainties materialize or assumptions prove incorrect, actual results or events could differ materially from those expressed or implied by such forward-looking statements. Risks that could cause actual results to differ from those expressed or implied by the forward-looking statements we make include, among others, the success of the Company’s global expansion initiatives and product diversification, including its addition of the ExtraVault services, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the success of the Company’s initiative to expand its core business units to include biopharmaceutical manufacturing and operating clinics, the complexities, uncertainties, required consents and timing related to the potential spinoff of Celle Corp., the uncertainty of profitability from its biopharmaceutical manufacturing and operating clinics, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations and the success and enforceability of the Company’s umbilical cord blood and cord tissue license agreements, together with the associated intellectual property and their ability to provide the Company with royalty fees, along with the Risk Factors set forth in the Company’s Form 10-K filed on February 27, 2026.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof. Except as otherwise required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.